
HARROW®
Your patients. Our purpose.

Investor Presentation | March 2024

Safe Harbor

This presentation contains express "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Harrow Health, Inc. (the "Company" or "Harrow"). Some of these risks and uncertainties include, but are not limited to: liquidity or results of operations; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general; physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Such documents may be read free of charge on the SEC's web site at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Harrow expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. The Company's compounded formulations are not FDA approved. All trademarks, service marks and trade names included in this presentation are the property of their respective owners. This presentation refers to non-GAAP financial measures, specifically adjusted EBITDA, Core Results, such as core gross margin, core net income and core diluted net income per share, and equity values of equity positions in non-controlled investments. A reconciliation and/or further description of any non-GAAP measures with the most directly comparable GAAP measures are included in the Company's Letters to Stockholders, available on its website. All content included in this presentation is intended for investors and the investment community and is not intended as marketing material or for use by healthcare professionals and their patients.

Harrow, a leading North American ophthalmic pharmaceutical company, partners with eyecare professionals to help preserve vision for millions of patients annually



(in Thousands)
>$180,000
$130,193
$88,595
$72,476
$51,165
$48,871
2024 Guidance
19
20
21
22
23
24
Consolidated Revenues



(in Thousands)
$28,119
$13,017
$11,378
$5,715
$4,583
19
20
21
22
23
Adjusted EBITDA

Financial

Positive operating cash flow for Q4 2023 and all of 2023

$83M in cash and cash equivalents
(includes investment in ETON)

Global Impact

Harrow has supported global mission work for >100,000 eye surgeries

"Harrow's foundation is built on a commitment to patient access to affordable sight-saving medications. Our promise – of access and affordability – serves as a guiding principle as a responsible corporate citizen."

Mark L. Baum,
Chief Executive Officer and Founder

Harrow's Ophthalmic Pharmaceutical Brands

- IHEEZO (chloroprocaine HCl ophthalmic gel) 3%
- Flarex® (fluorometholone acetate ophthalmic suspension) 0.1%
- Maxidex® (dexamethasone ophthalmic suspension) 0.1%
- Maxitrol® (neomycin and polymyxin B sulfates and dexamethasone ophthalmic suspension)
- Natacyn® (natamycin ophthalmic suspension) 5%
- ZERVIATE cetirizine ophthalmic solution, 0.24% FORMULATED WITH HYDRELLA
- vevye™ (cyclosporine ophthalmic solution) 0.1%
- TobraDex® ST (tobramycin/dexamethasone ophthalmic suspension) 0.3%/0.05% FORMULATED WITH XanGen
- Verkazia® cyclosporine ophthalmic emulsion 0.1%
- Vigamox® (moxifloxacin HCl ophthalmic solution) 0.5% as base
- FRESHKOTE® Preservative Free LUBRICANT EYE DROPS
- Moxeza® (moxifloxacin HCl ophthalmic solution) 0.5% as base
- ILEVRO® (nepafenac ophthalmic suspension) 0.3%
- IOPIDINE 1% (apraclonidine hydrochloride ophthalmic solution) 1% as base Sterile
- IOPIDINE 0.5% (apraclonidine hydrochloride ophthalmic solution) 0.5% as base Sterile
- Nevanac® (nepafenac ophthalmic suspension) 0.1%
- Triesence (triamcinolone acetonide injectable suspension) 40 mg/mL
- imprimis Rx® A HARROW COMPANY



Ocular Surface
Anterior Segment
Posterior Segment

Investment Highlights

New Product Launches and Re-Launches are Fueling Profitable and Sustainable Growth

Aggregate annual revenue potential of $500M+ by 2027:

1. **IHEEZO** was launched in May of 2023, with growth continuing in 2024
2. **VEVYE** was launched in January 2024 and has category-leading potential
3. **TRIESENCE** expected to re-launch as early as 2024
4. **Anterior Segment** portfolio re-launched in Q4 2023
5. **ImprimisRx** division expecting >10% revenue growth in 2024

MELT-300 Phase 3 results in Q4 of 2024; potential launch in 1H 2026

In 2024, aggregate core gross margins are expected to exceed 80%, with meaningful growth in Adjusted EBITDA

Experienced and Dedicated Management Team



Mark L. Baum

Chief Executive Officer, Chairman of the Board, and Founder



Andrew R. Boll

Chief Financial Officer, Founder



John P. Saharek

Chief Commercial Officer, President and CEO, ImprimisRx
Joined Harrow in 2013



Dennis E. Saadeh

Chief Scientific Officer
Joined Harrow in 2015



Brett A. Burrell

Vice President of Legal and Compliance
Joined Harrow in 2023



Kim "KJ" Barratt

Chief of Staff and Head of Talent
Joined Harrow in 2022



Jamie H. Webb

Director of Communications and Investor Relations
Joined Harrow in 2021

IHEEZO

FDA-approved in September 2022

First approved ocular anesthetic in nearly 14 years

Launched in May of 2023

Broad indication allows IHEEZO use in all settings of care

Only J-coded (J2403) ophthalmic anesthetic in U.S.

Only separately reimbursable ophthalmic anesthetic in U.S.

Orange book-listed patent, expiring in 2038

Wholesale acquisition cost (WAC) pricing of $544 per unit

2023 U.S. Total Addressable Market Topical Ocular Anesthetics
(in millions)



Selective Laser Trabeculoplasty 0.4
MIGS 0.2
Pterygium Surgery 0.1
YAG 1.7
Cataract 4.0
Intravitreal Injections 10.5
Iheezo
(chloroprocaine HCl ophthalmic gel) 3%
HARROW

17 Million Total Annual Procedures
(Source Data: Definitive Health 2023)

IHEEZO Commercial Abstract



Adam Robinson
Vice President of Sales – IHEEZO
- 23+ years of industry experience
- 10+ years in Buy and Bill market



Mack Jeffress
National Sales Manager – Institutional
- 23+ years of industry experience
- 9+ years in ophthalmology



Ryan Barnes
National Director – Strategic Accounts
- 31+ years of industry experience
- 11+ years in Ophthalmology



Mike Andrews
Senior Director – Strategic Accounts
- 20+ years of industry experience
- 10+ years in Ophthalmology



Hayne Thornton
Senior Director – Strategic Accounts
- 30+ years of industry experience
- 25+ years in Ophthalmology



Craig Andrews
Senior Director – Strategic Accounts
- 23+ years of industry experience
- 19+ years in Ophthalmology

IHEEZO 2023 Quarterly Customer Unit Demand*
(beginning with May 2023 launch)



83%
Reorder Rate as of Q423
20,877
110
77
6,471
26
493
Q2 2023
Q3 2023
Q4 2023
Units
Institutional Accounts

*Customer Unit Demand reflects the number of units purchased by surgery centers, clinic/group practices, and physicians from Harrow's distributors. It is not representative of net sales or revenues on a GAAP basis.

What Eyecare Professionals Say About IHEEZO

"Initially, I was skeptical about a different 'lidocaine-like gel.' However, with IHEEZO, patients no longer complain about BSS irritation, reporting less discomfort during limbal relaxing incisions. In addition, IHEEZO's sustained anesthetic effect greatly reduces the need for additional proparacaine drops during complex procedures. We have been pleasantly surprised at how well this medication worked and how much it has benefited our patients."

Michael Patterson, DO,
Eye Centers of Tennessee
Crossville/Cookeville, TN

"We've been using IHEEZO in our surgery center for several months, and it's been excellent for our patients and our team. IHEEZO works quickly with minimal irritation, providing lasting patient comfort throughout the surgery. We have also eliminated the need for lidocaine during anterior segment surgery, streamlining our processes. I especially appreciate how IHEEZO maintains corneal clarity, and our anesthesia team values its ability to ensure patient comfort while reducing the need for sedation. With IHEEZO, our ASC operates more efficiently, making IHEEZO a valuable asset in our practice."

Brandon D. Ayres, MD,
Ophthalmic Partners
Cornea Service, Wills Eye Hospital
Philadelphia, PA

"I've found IHEEZO to be an exceptionally effective anesthetic for ophthalmic procedures, particularly intravitreal injections. With just one dose – three drops – it remarkably reduces discomfort for my patients. Upon completion of the procedure, many express surprise and relief, often remarking, 'Is it already done? This was more comfortable than what I've experienced in the past.'"

Daniel Kiernan, MD, FACS,
Eye Health America /
The Eye Associates
Bradenton, FL

"We've seamlessly integrated IHEEZO into our practice and surgical center, bolstering operational efficiency and enhancing patient experiences. This reflects our unwavering dedication to exceptional patient care."

Joseph Gira, MD,
EyeCare Partners /
Ophthalmology Consultants
St. Louis, MO

VEVYE

- The first and only water-free cyclosporine (0.1%) to treat the signs and symptoms of dry eye disease
- Water-free products are growing the Rx DED unit market, increasing new Rx volume by over 38% year-over-year (Sept. '23 to Jan. '24 versus the prior 5-month period)
- Orange book-listed patent, expiring in 2039



NDC: 82667-900-02
Rx Only
vevye
(cyclosporine ophthalmic solution) 0.1%
For topical application in the eye
Sterile, Non-Preserved
2 mL

Benefits of Water-Free:

- Preservative-free
- No pH or osmolarity
- Increased bioavailability of CsA
- Increased CsA tolerability
- Fast onset and 56-week durability of effect
- BID dosing
- 10 µL drop size

2023 U.S. Dry Eye Disease (DED) Market
(Units in Millions)



OTC
10.75
Cyclosporine Rx
8.00
Other
1.82
Anti-Inflammatory
0.07

20.6 Million Total Market Units

VEVYE Commercial Abstract



Maria Lloyd
National Sales Director, Dry Eye
- 20+ Years in Dry Eye
- Dry Eye Launch Experience (Restasis)



Nhi Ong
Head of Commercial Ops
- 20+ years in Industry
- Significant Launch Experience



Cindi White
Vice President – Marketing
- 20+ Years in Industry
- 15+ Years in Dry Eye

- 41 million lives covered (including CVS Health, the U.S. Department of Defense, and Elevance Health
- 70% refill rate through March 9
- WAC pricing of $770 per unit

VEVYE 2024 Weekly Prescriptions
(January 2024 launch forward)
(PhilRx Orders Only; Excludes Retail Channel)


177
329
573
714
819
912
1,085
1,372
1,472
113
155
251
326
377
442
502
619
647
1/15-1/21
1/22-1/28
1/29-2/4
2/5-2/11
2/12-2/18
2/19-2/25
2/26-3/3
3/4-3/10
3/11-3/17
RXs
Shipped RXs
Refills
Prescribers

What Eyecare Professionals Say About VEVYE

" … 'Wow, that feels great. I wouldn't even know it's a medication,' was the comment I heard from my 88-year-old patient when she tried VEVYE in my office. She had been on myriad of dry eye disease medications and treatments. She couldn't tolerate preservatives in any drops and had been using artificial tears about 10 times a day – without relief."

Lauren Dyak, OD
Director, Woolfson Dry Eye Clinic
Sandy Springs, GA

"VEVYE represents a breakthrough in dry eye treatment. Patients with sensitive eyes, often susceptible to side effects from prescription eyedrops, finally have a solution. VEVYE is the first topical immunomodulator that hasn't had any side effects of stinging, while also having the highest concentration of cyclosporine on the market. Unsurprisingly, the feedback from patients has been tremendous."

Kaleb Abbott, OD, MS, FAAO
University of Colorado Health
Sue Anschutz-Rodgers Eye Center
Aurora, CO

"VEVYE's performance has been outstanding in terms of accessibility, especially for a new entrant to the pharmaceutical market. Among approximately 20 prescriptions processed, we encountered just one inquiry related to access and prescription fulfillment. This efficiency significantly alleviates the time pressure on our clinic staff and contributes positively to our clinical operations."

Cecelia Koetting, OD, FAAO
University of Colorado
School of Medicine
Denver, CO

"I prefer to prescribe VEVYE because of the following key features:

- Tolerability, less burn and sting than other cyclosporines;
- Fast onset of action for symptom improvement and corneal staining;
- Comfort of the SFA technology/vehicle;
- Higher concentration of cyclosporine penetrating ocular tissues versus other dry treatments; and
- Twice daily dosing."

Renee Bovelle, MD
University of Maryland
Medical System
Glenn Dale, MD

What Eyecare Professionals Say About VEVYE

“Integrity in my clinic means everything to me. VEVYE has single handedly changed my prescribing habits for my dry eye patients. In fact, the product is so quick to effect symptom relief and vision stabilization that I now use this product myself. I've neglected to deal with my dry eye for over two years because I disliked the lag time of effect of Restasis (which I used nine years ago) and side effect profiles of the other medications on the market. So, go, VEVYE, go!!!"

Amy Kopp-Miller, MD
CVP Physicians Dayton
Cincinnati, OH

"In my practice, I have seen:

1. Improved cornea and conjunctival staining at our two-week follow-up.
2. Patients WANT to take the drop; they're coming back to a follow-up at 4 weeks with either a new bottle or are running out of a sample (they're actually taking it!)
3. Patients like to feel the VEVYE difference in my office, regardless of their current medication.
4. VEVYE's cyclosporine delivery vehicle improves efficacy.
5. I can tell my patient to expect a max spend of $79, reducing chair time discussions on cost."

Jeffrey P. Wilhite, OD
Greater New Orleans Eyecare
New Orleans, LA

"To stand out in a crowded space such as dry eye therapeutics, innovation is not enough. To truly impact the lives of patients and the practice of physicians in this space, eyecare needed a culmination. VEVYE has brought us just that – a culmination of the efficacy, the efficiency, and the tolerability that has been the deficiency of so many products that came before."

Richard Adler, MD
Belcara Health
Baltimore, MD

“VEVYE is becoming increasingly more top of mind for me as I contemplate therapy for dry eye. The Phase 3 studies showed a rapid improvement in corneal staining, and that's exactly what I'm seeing in my clinical experience. Patients are reporting that it is well tolerated and works quickly."

Ian Gaddie, MD
Gaddie Eye Centers
Louisville, KY

TRIESENCE


NDC 0065-0543-01
Sterile
Triesence
(triamcinolone acetonide injectable suspension)
40 mg/mL
1 mL
Preservative Free
Alcon

Preservative-free triamcinolone acetonide suspension

Key on-label indications:

- Visualization During Vitrectomy (420,000 procedures per year)
- Posterior Uveitis (100,000 diagnoses per year)

Five-year history of being on FDA's Drug Shortage List

Harrow intends to relaunch TRIESENCE as early as 2024

Permanent product-specific J-Code (J3300)

Wholesale acquisition cost (WAC) pricing of $944 per unit

Orange book-listed patent, expiring in 2029

What Eyecare Professionals Say About TRIESENCE

"Many retinal specialists, including myself, regard TRIESENCE as invaluable for vitrectomy procedures, and we are excited about it's return to the market. Due to its FDA-approved status and preservative-free formulation, TRIESENCE is the preferred choice over Kenalog-40, making it the preferred steroid adjunct in ophthalmic surgery. Also, from logistical and financial standpoints, many surgical facilities find TRIESENCE advantageous in terms of holding inventory and reimbursement."

David Eichenbaum, MD
Retina Vitreous Associates of Florida
Tampa Bay, FL

"I can safely say that every retina specialist in the U.S. is excited for TRIESENCE to be available again. This drug has been a reliable workhorse in retina for over a decade, and we look forward to having it back in our armamentarium."

Rishi Singh, MD
Cleveland Clinic
Stuart, FL

"TRIESENCE plays a pivotal role in enhancing vitrectomy procedures by facilitating clear visualization of the vitreous. Its usage significantly improves the ability to achieve a complete separation of the hyaloid, thereby optimizing surgical outcomes."

Mark Humayun, MD
Keck School of Medicine of USC
Los Angeles, CA

"I am thrilled to have TRIESENCE back as an option for my patients – and soon. My view is that it is by far the best and safest drug for visualization during surgeries and for sub-tenon injections."

Michael Singer, MD
Medical Center Ophthalmology Associates
San Antonio, TX

Anterior Segment Products



Bruce Kent
National Sales Director
- 38+ years of industry experience
- 3+ years in ophthalmology

Portfolio includes:
- Steroids, NSAIDs, and Anti-inflammatories
- an OTC lubricant
- an Antihistamine
- Antibiotics and an Antifungal
- Medication to treat vernal keratoconjunctivitis, a rare disease
- Anti-glaucoma medications

"Work-horse" prescription and OTC products in U.S. optometry and ophthalmology offices

Flarex® (fluorometholone acetate ophthalmic suspension) 0.1%

FRESHKOTE® Preservative Free LUBRICANT EYE DROPS

ILEVRO (nepafenac ophthalmic suspension) 0.3%

Maxidex® (dexamethasone ophthalmic suspension) 0.1%

Verkazia® cyclosporine ophthalmic emulsion 0.1%

Maxitrol® (neomycin and polymyxin B sulfates and dexamethasone ophthalmic suspension)

Natacyn® (natamycin ophthalmic suspension) 5%

Nevanac® (nepafenac ophthalmic suspension) 0.1%

TobraDex® ST (tobramycin/dexamethasone ophthalmic suspension) 0.3%/0.05%

Vigamox® (moxifloxacin HCl ophthalmic solution) 0.5% as base

IOPIDINE® (apraclonidine hydrochloride ophthalmic solution) 1% as base

ZERVIATE® cetirizine ophthalmic solution, 0.24%

What Eyecare Professionals Say About Anterior Segment Products

"ILEVRO is the only FDA-approved pro-drug utilized post-operatively in cataract surgery. With over 3 million cases per year, and my 50,000 personal surgical cases, ILEVRO is extremely valuable in controlling pain and inflammation, starting as early as post-op day 1."

Mitchell Jackson, MD
Vista Medical Center East
Chicago, IL

"We know steroids effectively treat inflammation in DED. FLAREX is further differentiated from other steroids by increasing MUC1, MUC4, MUC16, and MUC19 gene expression in the conjunctival and corneal epithelial cells. Mucin is a critical component of DED in providing protection and binding the tear film to the ocular surface. It may be the most important component given that conjunctival/goblet cell damage is noted early in most forms of DED. Having the added effect on these key mucin glycoproteins is what I believe makes FLAREX the optimal steroid in ocular surface disease management."

Paul Karpecki, OD, FAAO
Kentucky Eye Institute
Lexington, KY

"TobraDexST is a favorite amongst eye care professionals because of its reliability and broad indication for a wide range of ocular conditions."

Mile Brujic, OD, FAAO
Premier Vision Group
Bowling Green, OH

"NATACYN is one of a kind and is listed as an essential medication by the World Health Organization. It is the only FDA-approved ocular antifungal and crucial for certain sight-threatening corneal infections!"

Cynthia Matossian, MD
Matossian Eye Associates
Hopewell Township, NJ

ImprimisRx Compounded Products



Greg Anderson
Vice President of Sales
- 33+ years of industry experience
- 30+ years in Ophthalmology



Fred Weiss
ImprimisRx Head of Quality
- 39+ years of industry experience

America's leading provider of sterile ophthalmic compounded products to U.S. eyecare professionals

More than 10,000 U.S. institutional customers

50-state mail-order pharmacy dispensing capabilities

Broad product portfolio; approximately 40 SKUs

Topline growth of >10% expected in 2024

imprimis Rx

Revenues*
(Dollars in thousands)



$9,716
$19,942
$26,774
$41,372
$51,099
$48,475
$69,104
$82,013
$79,935
2015
2016
2017
2018
2019
2020
2021
2022
2023

*Excludes revenue From DEXYCU® in all years; 2023 revenues reflect sale of Company's non-ophthalmic business.

What Eyecare Professionals Say About ImprimisRx

"In a world that should be patient-centered, Harrow does it as well as anybody. From non-opioid needle-free sedation with the MKO Melt, to antibiotics and combinations that make every step of the journey easier, I am grateful Harrow puts patients first."

John Berdahl, MD
Vance Thompson Vision
Sioux Falls, SD

"FORTISITE is an enormously valuable product for our young patients who develop corneal ulcers, which is a common and quickly blinding condition among millions of contact lens wearers. Every eye clinic and emergency room should have bottles of FORTISITE in the fridge for immediate use in these patients, who otherwise wait days to get an alternative. "

John Hovanesian, MD
Harvard Eye Associates
Laguna Hills, CA

"I have always been particularly impressed with ImprimisRx's commitment to customer service for everyone involved: the patient, surgeon, and practice. The team helped us create a seamless system for using the combination drop for thousands of cataract cases per year."

Priya Mathews, MD
Center for Sight, US Eye
Sarasota, FL

"ImprimisRx is the trusted national brand with a broad portfolio for my practice. My patients love the convenience of their combination drops, and I feel that leads to better adherence and ultimately a better post-operative experience."

Matthew C. Willett, MD
Northeast Ohio Eye Surgeons
Akron, OH

Equity Ownership

melt PHARMACEUTICALS®


MELT-300


Harrow
46%
Others
54%

MELT-300 is the flagship product candidate of Melt Pharmaceuticals, a former subsidiary of Harrow.

MELT-300 is a non-IV and non-opioid sublingual sedation medicine for short-duration medical procedures.

MELT-300 is patented in the U.S. and key global markets.

Potential impact in >100 million short-duration procedures.

Robust Phase 2 data for MELT-300 reported in December 2022.

Topline Phase 3 clinical data for MELT-300 expected in 4Q 2024.

MELT-300, when FDA-approved, would replace the MKO Melt, a compounded product sold by Harrow's ImprimisRx subsidiary.

Harrow owns a 5% royalty interest and a right-of-first-refusal on the commercialization of MELT-300.

MELT-300, if FDA approved, could be launched as early as 1H 2026.

Harrow's Commitment to Missions Around the World

Seeing Again Guatemala
April 2023



Mission Trip to Guatemala
April 2023



Benevolent Missions Intl (Belize)
June 2023



Vision Outreach Intl (Amazon)
October 2023



During 2023, Harrow's donations served nearly 12,000 patients in over 26 countries.

To date, in 2024, Harrow has committed donations to help over 8,000 patients in over 20 countries.

"We are very proud that we have never turned down an opportunity to partner with physicians who donate their time to help preserve the gift of sight for our fellow brothers and sisters in the U.S. and around the world."

Mark L. Baum,
Chief Executive Officer and Founder

> "Inspired by the legendary American investors Warren Buffett and the late Charlie Munger, we are building Harrow for the long term. The kind of value we are trying to create doesn't happen in a quarter or two; it takes time. But together, the Harrow Family – our entrepreneurial employees and loyal stockholders, are making steady progress in building a leadership position as an innovative, growth-oriented, profitable, and charitable North American ophthalmic pharmaceutical company. This is something in which we take great pride!"



Mark L. Baum,
Chief Executive Officer and Founder

References

Slide 3 refers to "Adjusted EBITDA," which the Company defines as net loss, excluding the effects of stock-based compensation and expenses, interest, taxes, depreciation, amortization, investment (income) loss, net, and, if any and when specified, other non-recurring income or expense items. Management believes that the most directly comparable GAAP financial measure to Adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing, or financing activities as a measure of ability to meet cash needs.

Slides 7 & 14 reference Wholesale Acquisition Price (WAC) pricing, which does not include rebates, discounts and distribution fees.

Slide 10 data on U.S. Dry Eye Market is taken from IQVIA NSP. The Cyclosporine category includes Cequa, Restasis, Restasis Multidose and Cyclosporine; Anti-inflammatory category includes Eysuvis; OTC category includes over-the-counter products, such as artificial tears typically purchased online or in retail businesses across the U.S.; and the Other category includes Miebo, Xiidra and Tyrvaya.

Slide 14 data for visualization of vitrectomy was obtained from Definitive Health 2023 and data for posterior uveitis was obtained from MedScape.

Slide 18 shows ImprimisRx revenue data, which is not FDA approved; they are cash pay and a custom Rx is needed.

Slide 20 For more details on Melt Pharmaceuticals and its MELT-300 product, go to meltpharma.com.

HARROW®

102 Woodmont Blvd., Suite 610
Nashville, Tennessee 37205
www.Harrow.com

Jamie Webb
Director of Communications
and Investor Relations
jwebb@harrowinc.com
Direct: 615-733-4737


Your patients. Our purpose.